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                                                                 EXHIBIT 10.1(e)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into, and shall be binding this 27th day of March, 2000, by and between E Commerce Ventures, Inc., a Florida corporation ("Employer") and Jeffrey Geller ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Employer, is engaged in the business of selling perfumes and cosmetics on a discount basis, and developing e-commerce; and

         WHEREAS, Executive is experienced in the management and operation of such business and is professionally qualified to perform such services for the Employer; and

         WHEREAS, Employer desires to retain the services of the Executive; and

         WHEREAS, Executive is desirous of obtaining employment with the Employer on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive agree as follows:

         1. Recitals, Representations and Warranties. The foregoing recitals are true and correct and are incorporated herein by this reference. In addition to the foregoing recitals, Executive represents that he has not been convicted of any crime, has not been declared insolvent and has not filed for bankruptcy. In addition to the foregoing recitals, Employer represents and warrants that the individual executing this Agreement has authority to do so.

         2. Employment. In exchange for the Compensation (as hereinafter defined) and subject to the other terms and conditions hereinafter set forth, Employer hereby employs Executive, as its Director of Distribution Logistics for Perfumania Marketing, Inc., a wholly owned subsidiary of E Commerce Ventures, Inc., to perform the Executive Duties (as hereinafter defined) and Executive hereby accepts such employment.

         3. Duties. The Executive shall perform such executive and administrative services in the running of the business of the Employer as the Employer's Board of Directors and/or the President/CEO may assign to the Executive during the Term (as hereinafter defined).

                  a. Performance of Executive Duties & Adherence to Policies. During the Term, Executive shall render the Executive Duties exclusively for Employer, shall perform the Executive Duties to the best of his ability and shall operate Employer's business efficiently and profitably adhering, at all times, to the policies of the Employer and E Commerce Ventures.

         4. Term. The term of the Agreement shall commence on March 27, 2000 and shall expire on March 27, 2003.


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         5. Compensation. In consideration of and as compensation in full for
Executive's performance of the Executive Duties hereunder, Employer agrees to compensate Executive as follows:

                  a. Salary. During the term of this Agreement, Employer shall pay Executive a gross annual salary of One Hundred Fifty-Five Thousand Dollars ($155,000)("Salary"). Such Salary shall be paid by Employer in accordance with Employer's regular payroll practices. Employer shall be entitled to deduct or withhold from all Salary payable hereunder all amounts required to be deducted or withheld from same pursuant to state or federal law.

                  b.       Stock Option Plan:

                           (1) Executive shall be granted 60,000 options of E Commerce Ventures, at a price equal to the price of the stock at the close of the market on May 8, 2000. Such options shall vest as follows: 20,000 one year from date of hire, 20,000 two years from date of hire, and 20,000 three years from date of hire.

                           (2) At the discretion of the CEO, Executive may be granted additional options.


                  c. Expense Reimbursement & Insurance. Executive shall be reimbursed for business expenses and receive full health, disability and life insurance.

                  d. Vacation. Employee shall be entitled to take up to fifteen (15) working days of vacation per twelve (12) month period during the Term.

                  e. Increases In Salary. On March 27, 2001, and on March 27, 2002, Executive's salary from the previous year shall be increased by the higher of 5% or C.P.I.

         6.       Early Termination of Contract.

                  a. Early Termination. To the extent that the Company shall decide to terminate this agreement, other than for "Cause" as defined in Sub-section 6. (a) (i), prior to March 27, 2003, Executive shall be entitled to compensation as defined in paragraph 5 (including salary, stock plan, insurance coverage and automobile allowance) for the greater of twelve months or the remainder of the Term of the Agreement as if Executive was still employed and this Agreement was in full effect. A termination of the Agreement shall be deemed to happen upon a significant change in Executive's duties and/or title and/or to the extent that providing such services would require a move from South Florida.

                           i. Cause. Termination of the Executive's employment
for "Cause" shall mean termination because of willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and



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without reasonable belief that the Executive's action or omission was in the best interest of the Corporation. Cause shall be determined in good faith by the affirmative vote of a majority of the whole Board of Directors (excluding the Executive) after the Executive has been provided the opportunity to make a presentation to the Board which presentation to the Board may be with counsel.

                  b. Change in Control of the Corporation. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Perfumania, Inc., the Executive or the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of twenty-four consecutive months, individuals who, at the beginning of such period constitute the Corporation's Board of Directors, cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                           To the extent that Employer undergoes a Change in
                  Control of the Corporation, all items under Section 5 (including salary, stock plan, insurance coverage, automobile allowance, and any other unexercised options), shall be doubled for the greater of the duration of this Agreement or 24 months.

                           All unvested stock options granted to Executive shall
                  immediately vest upon termination of Executive's employment under Section 6 (a) or Section 6 (b) of the Agreement.

7.       Miscellaneous.

                  a. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           To Employer:     E Commerce Ventures, Inc.
                                            11701 N.W. 101 Road
                                            Miami, Florida 33178

                           To Executive:    Jeffrey Geller
                                            18480 N. E. 30th Place
                                            Aventura, Florida 33160


or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth.

                  b. Accuracy of Statements. No representation or warranty contained in this Agreement, and no statement delivered or information supplied to any party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or




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information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

                  c. Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

                  d. Binding Effect; Survival & No Assignment. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. This Agreement shall survive and remain effective during any bankruptcy of the Employer. Executive may not assign or transfer his interest herein, or delegate his Executive Duties hereunder, without the written consent of Employer. Any assignment or delegation of duties in violation of this provision shall be null and void.

                  e. Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall agree in writing to such Amendment.

                  f. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  g. Gender and Use of Singular and Plural. All pronouns herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

                  h. Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  i. Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

                  j. Arbitration & Governing Law. Any controversy, claim or dispute arising out of or relating to this Agreement and/or Executive's employment with Employer shall be settled by arbitration in accordance with applicable rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This arbitration clause shall be exactly as the arbitration clause signed by all Perfumania employees. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Dade County, Florida.



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                  k. Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                  l. No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

                  m. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  n. Attorneys' Fees. In connection with any proceeding arising out of this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees, through all appeals, from the other party.

                  o. Renegotiation. To the extent that Employer will make a significant acquisition or merger, this Agreement shall be renegotiated at terms no less favorable than this Agreement.

                  p. Change in Control. To the extent that Employer undergoes a significant change in control, is acquired by another organization accompanied by a change in senior management, or merges with another organization accompanied by a change in senior management, all items under Section 5 and
Section 6 above shall apply.

         IN WITNESS WHEREOF, Employer and Executive have executed this Agreement as of the date first above written.

WITNESSES:                                           EMPLOYER:

                                          By:
                                                     /s/ Ilia Lekach
                                                     E COMMERCE VENTURES, INC.

                                                     EXECUTIVE:

                                          By:        /s/ Jeffrey Geller
                                                     JEFFREY GELLER










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